UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 21, 2005

Commission File Number 1-6227

LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

    Delaware                                 42-0823980
            (State of Incorporation)    (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On July 21, 2005, Lee Enterprises, Incorporated (the “Company”) reported its results for the third fiscal quarter ended June 30, 2005. The Company is furnishing the related earnings release under Item 2.02. The following exhibit is included:

EXHIBIT 99.1    Earnings Release - Third Quarter Ended June 30, 2005

The earnings release contains several non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of all non-GAAP financial measures to the most directly comparable GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: July 21, 2005	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

EXHIBIT 99.1 Earnings Release - Third Quarter Ended June 30, 2005

                   201 N. Harrison St.
                   Davenport, IA 52801-1939
                   www.lee.net

NEWS RELEASE

Lee Enterprises earnings reflect Pulitzer acquisition

DAVENPORT, Iowa (July 21, 2005) — Newspaper publisher Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 41 cents for its third fiscal quarter ended June 30, 2005. The results represent a decrease of 13 cents from a year ago, reflecting 17 cents per common share of expenses related to the acquisition of Pulitzer Inc. on June 3, 2005.

“Lee’s acquisition of Pulitzer is off to an exceptionally smooth, rapid start, and we’re right on course in every way, from retail and classified initiatives, to circulation and online programs, to sales blitzes, to integration of finance, systems, news resources and operations,” said Mary Junck, Lee chairman and chief executive officer. “We’re thrilled with the new people, newspapers and markets we’ve gained. Although the real work is just beginning, less than two months into the process, we’re excited about our progress and prospects.”

Discussing the impact of the acquisition on earnings, Carl Schmidt, Lee vice president, chief financial officer and treasurer, said:

•	Because of the timing, size and complexity of the transaction, Lee has not yet completed the required determination of fair value of the assets and liabilities of Pulitzer and related allocation of the purchase price. Lee’s financial results this quarter and in the future are significantly influenced by the allocation process. There is no impact on operating cash flow(1) from this process, but reported earnings per common share are impacted. June quarter results reflect current estimates, which will be finalized by the end of the fiscal year. The final determination of value could result in an increase or decrease in depreciation, amortization or interest expense in future periods from the amounts estimated for the quarter ended June 30, 2005, and in reported results overall.

•	Refinancing of Lee’s 1998 Notes and 2002 credit agreement resulted in a one-time pretax loss from early extinguishment of debt of $11.2 million, or 15 cents per diluted common share. These facilities were replaced with a new $1.55 billion Credit Agreement entered into in conjunction with the acquisition of Pulitzer.

•	Transition expenses related to the Pulitzer acquisition total $1.5 million before income tax benefit, or 2 cents per diluted common share, year to date, substantially all of which were incurred in the June quarter. Lee expects to continue to incur additional transition costs for the remainder of the calendar year.

OPERATING RESULTS

For the quarter ended June 30, 2005, combining Lee results with Pulitzer operating results since the June 3 date of acquisition, advertising revenue for the quarter increased 27.0 percent from a year ago to $166.7 million, with growth of 22.9 percent in retail, 28.2 percent in classified, 63.3 percent in national, 9.4 percent in niche and 69.5 percent in online advertising. Circulation revenue increased 17.6 percent. Total operating revenue increased 23.8 percent to $217.9 million. On a same property basis, which excludes the impact of Pulitzer and other acquisitions and divestitures made in the current or prior year, total advertising revenue for the quarter increased 4.1 percent from a year ago, circulation revenue decreased 1.5 percent, and total operating revenue increased 3.0 percent.

Operating expenses, combining Lee’s results for the quarter and Pulitzer’s results since June 3, excluding depreciation and amortization, increased 25.3 percent to $156.9 million, with compensation up 23.7 percent, newsprint and ink up 31.7 percent and other expenses up 25.3 percent. All categories of expenses were affected by acquisitions, and transition costs were $1.5 million. Same property operating expenses, excluding depreciation and amortization, increased 1.2 percent in the quarter, with compensation up 1.8 percent, newsprint and ink up 6.5 percent and other operating expenses down 2.2 percent.

Operating cash flow increased 20.2 percent to $60.9 million. Operating cash flow margin(1) was 28.0 percent, compared with 28.8 percent a year ago, reflecting the overall lower margin of the Pulitzer newspapers. Operating income, which includes equity in net income of associated companies and depreciation and amortization, rose 19.3 percent to $48.7 million. Non-operating expenses, which include financial expense related to the Pulitzer acquisition and loss on early extinguishment of debt, totaled $19.2 million, compared with $2.6 million a year ago. As a result, income from continuing operations decreased 23.8 percent to $18.7 million. Net income decreased 23.6 percent to $18.7 million.

YEAR TO DATE

Including acquisitions, for the nine months ended June 30, advertising revenue increased 14.6 percent to $431.6 million, and total operating revenue increased 12.0 percent to $570.6 million. Operating expenses, excluding depreciation and amortization, rose 12.1 percent to $413.5 million. On a same property basis, advertising revenue increased 5.0 percent, total operating revenue increased 3.7 percent, and operating expenses, excluding depreciation and amortization, increased 2.8 percent.

Including acquisitions, operating cash flow increased 11.9 percent, to $157.1 million, operating cash flow margin was 27.5 percent, compared with 27.6 percent a year ago. Operating income rose 13.1 percent to $125.7 million. Income from continuing operations decreased 2.2 percent to $63.8 million. Net income decreased 1.5 percent to $63.8 million.

With the acquisition of Pulitzer, Lee owns 52 daily newspapers and a joint interest in six others. Lee also operates associated online services and more than 300 weekly newspapers, shoppers and classified and specialty publications. Lee is based in Davenport, Iowa, and its stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee Enterprises is available at www.lee.net.

Tables follow. Expanded tables with same property comparisons are available at www.lee.net/financial. Revenue statistics for June also are available at www.lee.net/financial.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

		Three Months Ended				Nine Months Ended
		June 30				June 30

(Thousands, Except EPS Data)	2005	2004	%		2005	2004	%

Operating revenue:
Advertising revenue:
Retail	$ 89,656	$ 72,930	22	.9%	$ 241,524	$ 216,802	11.4%
National	7,432	4,551	63.3		19,689	13,844	42.2
Classified:
Daily newspapers:
Employment	16,907	12,132	39.4		40,072	32,006	25.2
Automotive	12,616	10,488	20.3		31,722	30,149	5.2
Real estate	12,245	8,742	40.1		29,785	24,773	20.2
All other	7,825	7,359	6.3		19,317	18,419	4.9
Other publications	11,529	8,972	28.5		28,492	24,409	16.7

Total classified	61,122	47,693	28.2		149,388	129,756	15.1
Niche publications	3,408	3,115	9.4		9,342	8,228	13.5
Online	5,091	3,004	69.5		11,667	7,989	46.0

Total advertising revenue	166,709	131,293	27.0		431,610	376,619	14.6

Circulation	38,045	32,363	17.6		102,303	97,872	4.5
Commercial printing	5,470	5,388	1.5		15,977	15,115	5.7
Online services & other	7,632	6,922	10.3		20,744	19,688	5.4

Total operating revenue	217,856	175,966	23.8		570,634	509,294	12.0

Operating expenses:
Compensation	85,173	68,838	23.7		227,856	206,196	10.5
Newsprint and ink	21,478	16,314	31.7		54,371	46,528	16.9
Other operating expenses	50,284	40,117	25.3		131,309	116,199	13.0

Operating expenses,
excluding depreciation
and amortization	156,935	125,269	25.3		413,536	368,923	12.1

Operating cash flow(1)	60,921	50,697	20.2		157,098	140,371	11.9
Depreciation	6,387	5,179	23.3		16,497	14,801	11.5
Amortization	9,067	6,855	32.3		22,037	20,520	7.4

Operating income, before
equity in net income of
associated companies	45,467	38,663	17.6		118,564	105,050	12.9
Equity in income of
associated companies	3,276	2,209	48.3		7,156	6,090	17.5

Operating income	48,743	40,872	19.3		125,720	111,140	13.1

Non-operating income:
Financial income	1,009	243	315.2		1,476	808	82.7
Financial expense	(9,044)	(2,867)	215.5		(14,630)	(9,801)	49.3
Loss on early
extinguishment of debt	(11,181)	-	N	M	(11,181)	-	N	M
Other, net	7	-	N	M	(58)	(294)	N	M

	(19,209)	(2,624)	632.1		(24,393)	(9,287)	162.7

Income from continuing
operations before
income taxes	29,534	38,248	(22.8)		101,327	101,853	(0.5)
Income tax expense	10,691	13,696	(21.9)		37,410	36,632	2.1
Minority interest	145	-	N	M	145	-	N	M

Income from continuing
operations	18,698	24,552	(23.8)		63,772	65,221	(2.2)
Discontinued operations	-	(88)	N	M	-	(464)	N	M

Net income	$ 18,698	$ 24,464	(23	.6)%	$ 63,772	$ 64,757	(1	.5)%

Earnings per common share:
Basic:
Continuing operations	$ 0.41	$ 0.55	(25	.5)%	$ 1.41	$ 1.46	(3	.4)%
Discontinued operations	-	-	-		-	(0.01)	-

Net income	$ 0.41	$ 0.55	(25	.5)%	$ 1.41	$ 1.45	(2	.8)%

Diluted:
Continuing operations	$ 0.41	$ 0.54	(24	.1)%	$ 1.41	$ 1.45	(2	.8)%
Discontinued operations	-	-	-		-	(0.01)	-

Net income	$ 0.41	$ 0.54	(24	.1)%	$ 1.41	$ 1.44	(2	.1)%

Average common shares:
Basic	45,156	44,884			45,090	44,733
Diluted	45,374	45,205			45,311	45,032

SELECTED BALANCE SHEET INFORMATION
		June 30

(Thousands)	2005		2004

Cash	$50,529		$8,251
Restricted cash and investments	77,310		-
Debt (principal amount)	1,758,000		234,600

  NOTES:

(1)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in net income of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) represent non-GAAP financial measures. A reconciliation of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is reflected in the tables accompanying this release. The Company believes that operating cash flow and the related margin ratio are useful measures of evaluating its financial performance because of their focus on the Company’s results from operations before depreciation and amortization. The Company also believes that these measures are several of the alternative financial measures of performance used by investors, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(2)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(3)

Same property comparisons exclude acquisitions and divestitures made in the current or prior year. Same property revenue also excludes revenue of Madison Newspapers, Inc., (MNI). Lee owns 50% of the capital stock of MNI, which for financial reporting purposes is reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(4)	The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a “Safe Harbor” for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company’s current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact:  dan.hayes@lee.net, (563) 383-2100